                                                                      EXHIBIT 99



                                                           FOR IMMEDIATE RELEASE

BROWN-FORMAN EARNINGS GROW 9% IN FISCAL 2003

         LOUISVILLE, KY, MAY 30, 2003 - Brown-Forman Corporation reported earnings per share for the year ended April 30, 2003 of $3.63, up 9% over last year. Beverage operating income improved 4%, reflecting strong gains for both Jack Daniel's and Southern Comfort. Mitigating double-digit profit growth for spirits was a significant decline in earnings for the company's wine brands, which continue to suffer from higher costs and a very competitive pricing environment. Operating income for the Consumer Durables segment improved from $17 million to $30 million in fiscal 2003. However, fiscal 2002 segment results were lowered by business improvement costs, primarily to close three manufacturing facilities.

         Fourth quarter earnings per share were $0.90, up 21% from $0.75 last year. Fourth quarter fiscal 2002 results included $0.10 per share of business improvement expenses, while this year's fourth quarter include only $0.02 per share of such costs.

BEVERAGES

         Fiscal 2003 revenues and gross profit for the Beverage segment were up 11% and 6%, respectively. Gross profit growth was driven by solid results for Jack Daniel's and Southern Comfort, a more profitable distribution arrangement for the company's spirits brands in the United Kingdom, and favorable foreign exchange trends. The growth in spirits was partially offset by significantly lower profits for the company's wine brands. Beverage advertising expenses were up 8%, as the company significantly increased brand building activities for its spirits brands. SG&A expenses were up 9%, influenced by an increase in selling and marketing costs related to the company's new U.K. distribution arrangement. As previously reported, the company now records excise taxes for its U.K. spirits business in both revenues and cost of sales. This change boosted revenues for the segment by 4%, while lowering the segment's gross margin percentage by nearly two points.

         Consumer demand for Jack Daniel's Tennessee Whiskey remained solid this year, with depletions increasing in 16 of the brand's top 20 markets in the world, including the United



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States. Results for Southern Comfort were also strong, as growth in the United
States and United Kingdom was partially offset by weaker performance in Continental Europe. Both brands achieved record profit levels, as higher pricing, the new distribution agreement in the U.K. and positive foreign exchange trends contributed to double-digit profit growth for both brands. Brown-Forman volumes for Finlandia were also up, as the company added new markets to its distribution agreement.

         Profits for the company's wine brands were down sharply from fiscal 2002. A global oversupply of grapes led to significant retail price competition, depressing industry profit margins. While consumer demand for Fetzer and Bolla were essentially unchanged from last year, profit margins for both brands dropped significantly. Our largest brand, Fetzer, has been unable to take advantage of reduced grape costs in California because of its long term sourcing contracts. In contrast, a shortage of Italian grapes and unfavorable foreign exchange trends have increased costs for Bolla. Volumes and profits for Korbel Champagnes were higher, and the brand continues to increase its market share in the U.S. While competition in the U.S. wine industry is expected to remain intense for the foreseeable future, expense reductions are expected to improve earnings from Brown-Forman's wine business in fiscal 2004.

         The following chart summarizes the fiscal 2003 worldwide depletion results for Brown-Forman's major brands. Depletions are defined throughout as nine-liter case movements from wholesale distributors to retailers, and are generally used in the wine and spirits industry as the most accurate approximation of consumer demand on a national and international basis.

         Brand                          Cases (000's)        % Change
         ----------------------------------------------------------------------
         Jack Daniel's                      6,810                   4%
         Southern Comfort                   2,155                   1%
         Canadian Mist                      2,315                  (3%)
         Finlandia                          1,280                   8%  *
         Early Times                        1,015                  (5%)
         Fetzer Wines                       3,115                   0%
         Bolla                              1,650                  (1%)
         Korbel Champagnes                  1,125                   5%


         * Depletions for Finlandia benefited from the addition of new markets to Brown-Forman's distribution agreement. Excluding these new markets, comparable depletions for Finlandia were down 1%.

CONSUMER DURABLES

         Sales for Consumer Durables were down 4% during fiscal 2003 and gross profit declined 1%. Gross margins improved during the year as a result of firmer pricing, improved product mix and manufacturing efficiencies resulting from the business improvement programs implemented in fiscal 2002. Operating income for the segment increased from $17 million to $30 million, although the increase largely reflects an absence of business improvement costs related to the closing of three manufacturing plants in fiscal 2002. Underlying trends in the fine china, tableware and luggage markets have not improved over a depressed period a year ago. Department stores and retail outlet centers, representing two of the primary channels of distribution for the Consumer Durables segment, remain weak. In addition, the direct-to-consumer channel, which includes direct mail, catalogs and the internet, has slowed over the past 12 months.

SHARE REPURCHASE

         On March 4, 2003, the company repurchased 7.9 million shares of Brown-Forman common stock, for a total cost of about $560 million. The transaction was financed by the issuance of $600 million in bonds issued at a weighted average rate of about 3%. As a result, earnings per share benefited by approximately $0.03 in fiscal 2003. Fiscal 2004 EPS will benefit by an incremental $0.30 per share, adding a total of $0.33 to current year earnings from the share repurchase.

BUSINESS IMPROVEMENT PROGRAM

         The company recently completed the Business Improvement Program announced in July 2001. As planned, the company spent $0.21 per share in fiscal 2002 and an additional $0.08 per share in fiscal 2003, for a total of $0.29 per share over the past two fiscal years. The series of initiatives were designed to streamline procurement and production practices and improve



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connections with customers. The company anticipates that benefits will strengthen long-term cash flow and earnings for both the Beverages and Consumer Durables segments.

OUTLOOK

         Brown-Forman's outlook for growth is very positive, based on several factors:

        - continued growth around the world for Jack Daniel's and Southern Comfort,

        - a full year of increased profitability for our spirits brands in the U.K.,

        -       improving operating income for Wines,

        -       favorable foreign exchange trends,

        -       savings from the Business Improvement Program, and

        -       incremental EPS accretion of $0.30 from the share repurchase

         Assuming a stable world business environment, the company expects fiscal 2004 earnings per share to grow to a range of $4.10 to $4.30 per share.

                                 CONFERENCE CALL

         Brown-Forman will host a conference call to discuss its fiscal 2003 results today at 10:00 a.m. EST. All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410. No password is required. The company suggests that participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call. A live audio broadcast of the conference call will also be available by accessing Brown-Forman's Internet Web site, www.brown-forman.com, and then clicking on the "Investor Information" icon.

         For those unable to participate in the live call, a replay will be available two hours after completion of the conference by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 780862. A digital audio recording of the conference call will also be available on the Web site approximately two hours after the conclusion of the conference call. The replays will be available through June 6.

         Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware and Hartmann Luggage.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:

         This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words like "believe," "expect," "anticipate," and "project" identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These statements are subject to a number of important risks and uncertainties that could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed. Such risks and uncertainties include changes in general economic conditions, political and social trends, and the uncertainties of litigation. Earnings could be adversely affected by terrorist attacks like those of September 11, 2001, and related subsequent events, including any U.S. response; including any potential boycott of U.S. products abroad; by the outbreak of hostilities with other nations, such as North Korea; and by threats of such bellicose behavior or boycotts. The spread of SARS or other contagious diseases could affect our business by discouraging tourism and restaurant dining.

         Our projections for our domestic beverage business assume that U.S. economic activity will continue at about the same pace as currently, and our earnings will be hurt if the economy weakens. Federal or state excise tax increases on spirits and wine would also depress our domestic beverage business. Profits from our international beverage business may be adversely affected if the U.S. dollar strengthens against other currencies or if economic conditions deteriorate in our principal export markets. The long-term outlook for our beverage business is based in part on favorable demographic trends in the U.S. and many international markets for the sale of spirits and wine. We may not meet current expectations for our global beverage business if these demographic trends do not translate into corresponding sales increases. Profits could also be hurt by increases in the price of grain, grapes, or energy. Margins for our wine business are likely to stay low so long as the current oversupply of grapes continues. Legal or regulatory measures against beverage alcohol (including its advertising and promotion) could adversely affect sales.

         Earnings from our consumer durables segment depend heavily on the state of the U.S. economy, as purchases of fine china and luggage are discretionary. The performance of our fine china dinnerware business depends on the health of major department stores, the primary distribution channel for these products, as well as further department store consolidation, a soft retail environment at outlet malls, and consumer response to direct mail. The Hartmann luggage business continues to be adversely affected by reduced travel in the U.S. following September 11 and, more recently, by reduced international travel related to concerns about SARS. Any further terrorist attacks or other disruption could hurt luggage sales.

                            BROWN-FORMAN CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in millions, except per share amounts)

                                              THREE MONTHS ENDED
                                                   APRIL 30,
                                      2002            2003            CHANGE

Net Sales                          $ 527.2         $ 571.4               8%
  Wine & Spirits                     401.5           446.1              11%
  Consumer Durables                  125.7           125.3               0%

Gross Profit                       $ 273.4         $ 287.3               5%
  Wine & Spirits                     214.5           226.6               6%
  Consumer Durables                   58.9            60.7               3%

Advertising Expenses               $  66.3         $  68.5               3%
  Wine & Spirits                      47.6            46.9              (2)%
  Consumer Durables                   18.7            21.6              16%

Selling, General, and
Administrative Expenses            $ 124.3         $ 129.4               4%
  Wine & Spirits                      79.5            92.9              17%
  Consumer Durables                   44.8            36.5             (19)%

Other Expense (Income), net        $   3.8         $  (1.6)
  Wine & Spirits                       2.4            (0.7)
  Consumer Durables                    1.4            (0.9)

Operating Income                   $  79.0         $  91.0              15%
  Wine & Spirits                      85.0            87.5               3%
  Consumer Durables                   (6.0)            3.5             N/M

  Interest Expense, net                0.8             3.0

Income Before Income Taxes         $  78.2         $  88.0              13%

  Taxes on Income                     27.0            29.8

Net Income                         $  51.2         $  58.2              14%

Earnings Per Share
- Basic                            $  0.75         $  0.91              21%
- Diluted                          $  0.75         $  0.90              21%


Note: Other Expense (Income), net, includes results for joint ventures and unconsolidated affiliates, bad debt expense, and miscellaneous income and expense items not included in other captions.

                            BROWN-FORMAN CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in millions, except per share amounts)

                                                    YEAR ENDED
                                                     APRIL 30,
                                        2002             2003          CHANGE
Net Sales                           $ 2,223.7         $ 2,378.1           7%
  Wine & Spirits                      1,618.9           1,796.9          11%
  Consumer Durables                     604.8             581.2          (4)%

Gross Profit                        $ 1,132.8         $ 1,182.0           4%
  Wine & Spirits                        849.7             901.9           6%
  Consumer Durables                     283.1             280.1          (1)%

Advertising Expenses                $   297.7         $   321.3           8%
  Wine & Spirits                        213.0             230.0           8%
  Consumer Durables                      84.7              91.3           8%

Selling, General, and
Administrative Expenses             $   475.6         $   486.8           2%
  Wine & Spirits                        303.8             331.2           9%
  Consumer Durables                     171.8             155.6          (9)%

Other Expense (Income), net               6.9         $    (4.5)
  Wine & Spirits                         (2.9)             (7.3)
  Consumer Durables                       9.8               2.8

Operating Income                    $   352.6         $   378.4           7%
  Wine & Spirits                        335.8             348.0           4%
  Consumer Durables                      16.8              30.4          81%

  Interest Expense, net                   4.8               5.6

Income Before Income Taxes $            347.8         $   372.8           7%

  Taxes on Income                       120.0             127.5

Net Income                          $   227.8         $   245.3           8%

Earnings Per Share
 - Basic                            $    3.33         $    3.64           9%
 - Diluted                          $    3.33         $    3.63           9%


Note: Other Expense (Income), net, includes results for joint ventures and unconsolidated affiliates, bad debt expense, and miscellaneous income and expense items not included in other captions.

                            BROWN-FORMAN CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                           APRIL 30,       APRIL 30,
                                             2002            2003
Assets:
Cash and cash equivalents                 $  115.6        $   72.0
Accounts receivable, net                     280.4           324.6
Inventories                                  580.8           584.6
Other current assets                          55.0            86.0
   Total current assets                    1,031.8         1,067.2

Property, plant and equipment, net           434.4           506.0
Investment in affiliates                     127.4            41.2
Trademarks and brand names                     7.7           235.0
Goodwill                                     246.5           311.0
Other assets                                 167.9           103.2
   Total assets                           $2,015.7        $2,263.6

Liabilities:
Commercial paper                          $  167.4        $  167.1
Accounts payable and
 accrued expenses                            295.9           297.2
Accrued taxes on income                       31.5            43.4
Current portion of long-term debt               --            40.1
   Total current liabilities                 494.8           547.8

Long-term debt                                40.2           628.8
Deferred income taxes                         57.8            77.8
Accrued postretirement benefits               90.0           142.7
Other liabilities                             22.0            26.4
   Total liabilities                         704.8         1,423.5

Stockholders' Equity                       1,310.9           840.1

   Total liabilities and
    stockholders' equity                  $2,015.7        $2,263.6





















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                            BROWN-FORMAN CORPORATION
                            SUPPLEMENTAL INFORMATION
                              (Dollars in millions)


                          THREE MONTHS ENDED      YEAR ENDED
                               APRIL 30,           APRIL 30,
                             2002     2003       2002     2003

Depreciation and
 amortization             $  14.3   $  13.5   $  54.7   $  55.0


Excise taxes              $  63.8   $  79.9   $ 250.4   $ 317.5


Additions to property,
 plant and equipment      $  20.0   $  63.9   $  70.7   $ 118.6


Effective tax rate           34.5%     33.8%     34.5%     34.2%


Shares (in thousands)
 used in the calculation
 of earnings per share
 - Basic                   68,325    64,187    68,339    67,374
 - Diluted                 68,525    64,391    68,484    67,563














These figures have been prepared in accordance with the company's customary accounting practices.

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